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This is an AMENDMENT to the AGREEMENT BETWEEN THE CENTRAL INTERSTATE LOW-LEVEL
RADIOACTIVE WASTE COMPACT COMMISSION AND US ECOLOGY, INC. FOR THE DEVELOPMENT OF A FACILITY FOR THE DISPOSAL OF LOW-LEVEL RADIOACTIVE WASTE (PRIME CONTRACT), made and entered into with an effective date of May 1, 1990, by and between the Central Interstate Low-Level Radioactive Waste Compact Commission (The Commission) and US ECOLOGY, INC. (US ECOLOGY). The purpose of this AMENDMENT is to provide for continued prelicensing funding of the project as detailed in the PRIME CONTRACT and to provide for other purposes.

In accordance with Article III, Section 3.02, of the PRIME CONTRACT, the parties have met and upon the mutual promises and considerations contained herein agree to AMEND the Prime Contract as follows.

Article II of the PRIME CONTRACT is amended to include the following new section:

    "2.08 Filing of a License Application and Penalties for Failure to File.

    Unless otherwise excused by the Commission, or prevented or delayed as a result of an Unforeseen Circumstance, Litigation, Change In Law, or other occurrence, act or omission beyond the reasonable control of US Ecology (the failure of a subcontractor of US Ecology to timely perform shall not be deemed to be out of the reasonable control of US Ecology), then US Ecology shall by July 31, 1990, file with the Nebraska Department of Environmental Control a License Application for the construction and operation of the Facility. Such Application shall generally include the information and support documentation required under NUREG 1199, with the exception that US Ecology may be required to subsequently furnish environmental data that it was unable to collect or document prior to the filing of the application or any other

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    data that may be required by Nebraska as part of the state's completeness review process. US Ecology shall incur the following penalties for failure to timely file an application in accordance with this section:

        (i) If by August 15, 1990, US Ecology has not filed a License Application with the appropriate state agencies it shall be penalized by the Commission in the amount of $100,000, and;

        (ii) If by August 16, 1990, US Ecology has not filed a License Application with the appropriate state agencies it shall be penalized by the Commission as follows:

            a. for the period August 16 thru August 31, 1990, US Ecology shall be assessed $2,500 per day that an Application has not been filed, and;

            b. for the period September 1, thru September 30, 1990, US Ecology shall be assessed $5,000 per day that an Application has not been filed, and;

            c. for the period after October 1, 1990 US Ecology shall be assessed $10,000 per day that an Application has not been filed.

    If US Ecology incurs a penalty under paragraphs (i) or (ii) above, the Commission shall require that US Ecology either pay the amount of the total penalty into the Project Account or that US Ecology reduce the amount due to US Ecology (as shown on the next invoice submitted to the Commission pursuant to Section 4.06), by an amount equal to the total penalty. The total amount of any penalties incurred by US Ecology and assessed by the Commission shall neither be reimbursable nor recoverable under the terms of this Agreement, and the Prelicensing Financing provided by the Commission shall be reduced by the amount of such penalty."

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Article III of the PRIME CONTRACT is amended to include the following new
Sections:

    "3.02(c) By the Commission. After the Commission has provided $10,100,000 in accordance with Section 3.02(a), and after US Ecology has provided $1,100,000 in accordance with Section 3.02(b)(i), and $2,450,000 in accordance with Section 3.02(b)(ii), the Commission shall further provide up to $15,400,000 of financing for the payment of reimbursable costs necessarily incurred by US Ecology in connection with US Ecology's performance of the services and tasks set forth in the certain Annual Work Plan dated March, 1990, as revised and attached hereto and incorporated herein by reference."

    "3.02(d) Those obligations of US Ecology as previously specified in Section 3.02(b)(iii) above are hereby eliminated as they were therein specified. US Ecology shall provide $2,710,000 of financing on a pro rata basis with the financing provided by the Commission pursuant to Section 3.02(c), which shall be reflected as a 14.96% credit to each monthly invoice submitted to the Commission; provided, however, that upon the Commission's request US Ecology's pro rata contribution may be delayed until the later stages of Pre-Licensing."

Article IV of the PRIME CONTRACT is amended by striking Section 4.01(d) of the PRIME CONTRACT and inserting the following new Section 4.01(d):

    "4.01(d) Extraordinary Legal Fees. In addition to the expenses described in
    Section 4.01(a), (b) and (c), US Ecology shall be entitled to be reimbursed for Extraordinary Legal Fees. Extraordinary Legal Fees are those legal fees and expenses incurred by US Ecology, after prior consultation with and approval by the Commission, in defending any lawsuit filed by any person other than the Commission or a Party State (i) which is not based on any negligence or breach of contract by US Ecology, and (ii) which attacks the constitutionality of the

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     Act or the methodology used for site selection, or (iii) constitutes some other attempt to disrupt the Project."

Article IV of the PRIME CONTRACT is amended by striking Section 4.01 (c) of the PRIME CONTRACT and inserting the following new Section 4.01 (c):

     "4.01 (c) Fee. US Ecology shall be entitled to a Fee equal to five percent of subcontract costs (except that no fee shall accrue on subcontracts related to lobbying activities or on any costs related to Extraordinary Legal Fees), and eight percent of all other costs described in Section 4.01
     (a) and (b) which are reimbursed by the Commission."

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     IN WITNESS WHEREOF, each of the Parties has agreed to, executed and delivered this AMENDMENT to the PRIME CONTRACT on the date set forth beside its signature below:

     Central Interstate Low-Level
     Radioactive Waste Compact
     Commission

     By: /s/ Norman W. Thorson               This   10th  day of May, 1990
        --------------------------------         ---------
        Norman W. Thorson
        Chairman

     By: /s/ Raymond J. Peery                This   10th  day of May, 1990
        --------------------------------         ---------
        Raymond J. Peery
        Executive Director

     US Ecology, Inc.

     By: /s/ Richard J. Paton                This  10th   day of May, 1990
        --------------------------------         ---------
     Title: Vice-President
            ----------------------------

     Attest:
     [Corporate Seal]

     Robert I. Ash
     -----------------------------------
     Controller, Secretary & Treasurer
     -----------------------------------

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